Exhibit 10.1

FIRST AMENDMENT

TO REPRESENTATIVE’S WARRANT

This FIRST AMENDMENT TO REPRESENTATIVE’S WARRANT (this “Amendment”) is entered into as of September 13, 2022 (the “Effective Date”) between Celcuity Inc., a Delaware corporation (the “Company”), and Craig-Hallum Capital Group LLC (“Holder”).

WHEREAS, in connection with the Company’s initial public offering and that certain Underwriting Agreement, dated September 19, 2017, between the Company and Holder as representative of the several underwriters listed in Schedule I thereto, the Company issued Holder a Representative’s Warrant dated September 22, 2017 (the “Warrant”) to purchase 138,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, the Company and Holder desire to amend the terms of the Warrant to reduce the number of shares of Common Stock that Holder may purchase pursuant to exercise of the Warrant from 138,000 shares to 70,000 shares and to extend the period pursuant to which the Warrant may be exercised by three additional years, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Amendment. Effective as of the Effective Date, the Warrant is hereby amended as follows:

(a) The first sentence of the first paragraph of the Warrant is deleted in its entirety and replaced with the following:

“THIS CERTIFIES THAT, for value received, Craig-Hallum Capital Group LLC, or its registered assigns (herein referred to as the “Purchaser” or “Holder”), is entitled to subscribe for and purchase from Celcuity Inc., a Delaware corporation (herein called the “Company”), seventy thousand (70,000) shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company (subject to adjustment as noted below) at an exercise price of $10.45 per Share (the “Warrant Purchase Price”) (subject to adjustment as noted below).”

(b) Section 1 is deleted in its entirety and replaced with the following:

“The Warrant exercise period (the “Exercise Period”) for this Warrant shall begin the effective date of the Offering and shall end on the eighth (8th) anniversary of the effective date of the Offering. As used herein, the “effective date of the Offering” means September 19, 2017.”

2. Representations and Warranties.

(a) Each party hereby represents and warrants to the other party that:

(i) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Warrant as amended by this Amendment.

(ii) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such party, and the delivery of this Amendment by such party, have been duly authorized by all necessary action on the part of such party.

(iii) This Amendment has been executed and delivered by such party and (assuming due authorization, execution, and delivery by the other party hereto) constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable securities laws.

(b) Holder further represents and warrants to the Company that, as of the Effective Date, Holder has not assigned all or any portion of the Warrant, or any of its rights thereunder, to any other party and has not exercised or attempted to exercise any portion of the Warrant.

3. Miscellaneous.

(a) No other Amendments. Except as expressly provided in this Amendment, all of the terms and provisions of the Warrant are and will remain in full force and effect and are hereby ratified and confirmed by the parties.

(b) Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, and each other provision of this Amendment shall be severable and enforceable to the extent permitted by law.

(c) Binding Effect and Obligation. This Amendment shall be binding upon and inure to the benefit of the Company and to Holder and their respective successors and assigns.

(d) Entire Agreement; Governing Law. This Amendment, together with the Warrant, constitutes the entire agreement between the Company and Holder with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of law provisions thereof.

(e) Amendment. This Amendment may be amended or modified by, and only by, a written instrument executed by the Company and Holder.

(f) Counterparts. This Amendment may be executed and delivered (including via electronic means) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have entered into this First Amendment to Warrant as of the Effective Date set forth above.

COMPANY:

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Name:	Brian F. Sullivan
Title:	Chief Executive Officer

HOLDER:

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Kevin Harris
Name:	Kevin Harris
Title:	Managing Partner